EXHIBIT 10.9

CREDIT FACILITY AGREEMENT

This CREDIT FACILITY AGREEMENT (this “Agreement”) is effective as of January 1, 2016 (the “Effective Date”), by and between Privateer Holdings, Inc., a Delaware corporation (the “Lender”), and Lafitte Ventures, Ltd., a British Columbia corporation (the “Borrower”).

WHEREAS:

Borrower has requested Lender to extend to Borrower a revolving line of credit in an aggregate principal amount up to but not exceeding $25,000,000 U.S. Dollars (as may be adjusted pursuant to this Agreement, the “Commitment”) at any one time outstanding, and Lender is willing to extend such credit to Borrower upon the terms and subject to the conditions set forth in this Agreement.

Accordingly, in consideration of the promises contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1. THE LOAN FACILITY

1.1. The Loans. Upon the terms and subject to the provisions hereof, Lender agrees, on the terms and conditions hereinafter set forth, to make a loan or loans (each a “Loan” and, collectively, the “Loans”) to Borrower from time to time on any business day during the period commencing on the Effective Date and ending on December 31, 2019 (the “Termination Date”), provided, that, notwithstanding anything in this Agreement to the contrary, Lender shall not be obligated to make any Loan if after giving effect to such Loan, the sum of the then-outstanding aggregate principal amount of all Loans shall exceed the Commitment then in effect. Any amount of the Loans repaid may be reborrowed at any time subject to the conditions set forth in this Agreement. The Commitment and the obligation of Lender to issue, amend, renew or extend any Loan shall automatically terminate on the Termination Date. Any Loan made under this Agreement shall be full recourse against the Borrower.

1.2. Borrowing Procedure. Each Loan shall be made within 5 business days of Lender’s receipt of a written request or telephonic request confirmed in writing from Borrower, or such later time as Borrower may specify in the applicable request. No Loan request shall be effective until actually received by Lender. At the request of Borrower and at the discretion of Lender, a Loan may be made in a currency or currencies other than U.S. dollars. Upon the terms and subject to the conditions of this Agreement, Lender shall make the proceeds of the Loan available to Borrower in accordance with Borrower’s payment instructions.

1.3. Intercompany Ledger. Lender shall maintain a ledger in which all Loans by Lender under Section 1.1 are recorded. Lender shall provide Borrower with access to such ledger and other records relating to the Loans under this agreement as Borrower may reasonably request.

1.4. Interest. Interest on the outstanding principal balance of the Loans shall accrue at 240% of the rate of the mid-term Applicable Federal Rate (“AFR”) in effect as of January 1, 2016, compounded annually, and adjusted to 120% the then-current AFR on January 1 of each year thereafter for new loans advanced. Interest shall be calculated and shall accrue annually and shall be due and payable on written demand of the Lender. All computations of interest shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

1.5. Repayment of the Loans. The Loans and all accrued and unpaid interest thereon will be due and payable in full on the Termination Date or sooner upon written demand by Lender. Any amounts received by Lender in connection with this Agreement or associated promissory notes, the application of which is not otherwise provided for, shall be applied, first, to pay accrued but unpaid interest on the Loans, second, to repay the principal balance outstanding on the Loans and third, to pay other amounts payable to Lender in connection with this Agreement or the Notes. Subject to the terms of this Agreement, Borrower may borrow, partially or wholly repay, and re-borrow within the limits of the Commitment from time to time.

1.6. Promissory Notes. At Lender’s option, the Loans may be evidenced by one or more promissory notes (as specified in Exhibit A to this Agreement), which are incorporated in and made part of this Agreement.

1.7. Prepayments. Borrower may prepay the outstanding amount of the Loans and/or accrued interest thereon in whole or in part, at any time, without any fee, premium, penalty or other charges.

1.8. Reduction or Termination of the Commitment. Lender may, upon prior notice to Borrower, terminate in whole or reduce in part, as of the date specified by Lender in such notice, any then unused portion of the Commitment.

2. EVENT OF DEFAULT

2.1. Event of Default. An “Event of Default’’ under this Agreement shall have occurred if Borrower shall: (a) fail to pay any amounts due under the terms of this Agreement or any Note and such failure shall continue for five (5) business days after Borrower’s receipt of Lender’s notice thereof to Buyer; (b) be dissolved, liquidated, wound up, cease its legal existence or otherwise take any corporate action for such purpose; or (c) become insolvent or file, or has filed against it, a petition for voluntary or involuntary bankruptcy or under any other insolvency law, make or seek to make a general assignment for the benefit of its creditors or apply for, or consent to, the appointment of a trustee, receiver or custodian for a substantial part of its property, or is generally unable to pay its debts as they become due.

2.2. Effect of Event of Default. If any Event of Default shall occur and be continuing, then automatically (i) the Commitment shall terminate; and (ii) the entire unpaid principal amount of the Loans and the Note(s), all interest accrued and unpaid thereon, shall be forthwith due and payable by Borrower, without presentment, demand, protest or further notice of any kind, all of which are hereby waived by Borrower.

2.3. Notice of Event of Default. Borrower shall deliver to Lender, promptly upon the occurrence of any condition or event that constitutes an Event of Default, a certificate of Borrower’s principal financial officer specifying the nature and period of existence of such condition or event and the nature of such Event of Default and what action Borrower has taken, is taking and proposes to take with respect thereto.

3. MISCELLANEOUS.

3.1. Deductions. If Borrower is required by any law or regulation to make any deduction or withholding, on account of tax or otherwise, from any payment to Lender under this Agreement, Borrower may deduct or withhold such amount from payment, remit the amount to the relevant tax authority and furnish Lender within (30) days with a copy of any official receipt or receipts issued by such tax authority evidencing such payment together with such other documentation as Lender may reasonably request.

3.2. Amendments. No amendment to any provision of this Agreement shall be effective unless it is in writing and has been signed by Lender and Borrower, and no waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, shall be effective unless it is in writing and has been signed by Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.3. Inspection of Books and Records. Borrower will permit Lender reasonable access to visit any of the properties of Borrower to inspect, copy and take extracts from Borrower’s financial and accounting records, and to discuss Borrower’s affairs, finances and accounts with authorized officers of Borrower, designated as such by Borrower, and, so long as any representative of the Borrower is present, independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Unless any visit is conducted after the occurrence and during the continuation of an Event of Default, Borrower shall not be required to pay any costs or expenses incurred by Lender in connection with such visit.

3.4. No Usury. Notwithstanding any other provision of this Agreement, no interest owing under this Agreement shall exceed the maximum rate permitted by applicable law. If any amount is paid as interest under this Agreement above the maximum rate permitted by applicable law, such excess amount shall constitute a payment towards the principal amount due.

3.5. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission or electronic mail) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, electronic mail addresses, or facsimile numbers maintained on file by Borrower’s Legal Department, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other party hereto.

3.6. Preservation of Rights. No delay or omission of Lender to exercise any right under this Agreement shall impair such right or be construed to be a waiver of a default or an Event of Default or an acquiescence therein, and the making of any Loans shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right of Lender under this Agreement. All remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Lender until Borrower’s obligations hereunder have been paid in full.

3.7. Benefits of Agreement. This Agreement and each associated promissory note (if applicable) are entered into for the sole benefit of the parties hereto and their successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement or any Note.

3.8. Binding Effect: Successors and Assigns. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, except as otherwise provided herein. Borrower shall not assign this Agreement without Lender’s prior written consent. Lender may assign, in whole or in part, its rights under this Agreement, including any Note, without prior notice to the Borrower. Assignment of a receivable owed hereunder may be effected by written assignment agreement between the Lender (or a subsequent assignee) and its assignee, or by such other means as may affect a valid assignment under applicable law.

3.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, United States of America. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

3.10. Setoff To the extent pem1itted by law, Lender will have the right, without prior notice to Borrower, to set-off any amount owed by Lender to Borrower against any amount owed by Borrower to Lender under this Agreement. Lender will promptly notify Borrower after any set-off, but the failure to give notice will not affect the validity of the set-off.

3.11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform, to the minimum requirements of such Jaw or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

3.12. Counterparts. This Agreement may be executed in separate counterparts, which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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The parties hereto have entered into this Agreement as of the date first set forth above.

BORROWER:

LAFITTE VENTURES, LTD.

By:	/s/ Brendan Kennedy

Name:	Brendan Kennedy
Title:	Director

LENDER:

PRIVATEER HOLDINGS, INC.

By:	/s/ Michael Blue

Name:	Michael Blue
Title:	Chief Financial Officer; Treasurer

EXHIBIT A

Promissory Note

[$AMOUNT USD]	, [20XX]

FOR VALUE RECEIVED, the undersigned, Lafitte Ventures, Ltd, a company formed under the laws of British Columbia (“Borrower”’), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Privateer Holdings, Inc., a company formed under the laws of Delaware (“Lender”), the principal sum of [$AMOUNT USD], or such greater or lesser amount as represents the aggregate principal amount of the Loans made by Lender to Borrower pursuant to the Loan Agreement referred to below, on the dates and in the amounts referred to in the Loan Agreement.

Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Loan Agreement.

Lender shall record the date and amount of each Loan made to Borrower, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender’s internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; provided, however, that Lender’s failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Loan Agreement to repay the principal of and interest on the Loans.

This Promissory Note is a Note referred to in, and is subject to and entitled to the benefits of, the Intercompany Loan Agreement dated as of January 1, 2014 (as amended, modified, renewed or extended from time to time, the “Loan Agreement”) between Borrower and Lender. Capitalized terms used herein shall have the respective meanings assigned to them in the Loan Agreement.

The Loan Agreement provides, among other things, for the automatic acceleration of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

This Promissory Note is subject to prepayment in whole or in part as provided in the Loan Agreement.

Borrower hereby waives diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this Promissory Note.

Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

Borrower agrees to pay on demand all costs and expenses of Lender and its affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any

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rights or interests under this Promissory Note and any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained herein.

This Promissory Note shall be governed by, and construed in accordance with, the law of the State of Washington, United States of America. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Borrower by its duly authorized legal representatives has executed this Promissory Note on the date and in the year first above mentioned.

BORROWER:

LAFITTE VENTURES, LTD.

By:

Title:

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